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                        FIRST NORTHERN COMMUNITY BANCORP
                             2000 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT
                         Annual Vesting Over Four Years

     First Northern Community Bancorp, a California corporation (the "Company"), hereby grants an Option to purchase Shares of its common stock to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the Company's 2000 Stock Option Plan (the "Plan").

Date of Option Grant: _________________________

Name of Optionee:
                 ---------------------------------------------------------

Optionee's Social Security Number:  _____-____-_____

Number of Shares of Common Stock Covered by Option:

Price per Share:  $
                   -------------------------------------------------------

Vesting Start Date:  _________________________________

     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also enclosed.


Optionee:
          ----------------------------------------------------------------
                                 (Signature)

Company:
         -----------------------------------------------------------------
                                 (Signature)

               Title:

Attachment
----------


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                        FIRST NORTHERN COMMUNITY BANCORP
                             2000 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT
                         Annual Vesting Over Four Years


Incentive Stock     This Option is intended to be an incentive stock Option
Option              under section 422 of the Code and will be interpreted
                    accordingly.

Vesting and         This Option may be exercised to the extent that Shares have
Exercise            been vested. Beginning on the Vesting Start Date, you will be twenty percent (20%) vested in the Shares granted under this Option. Thereafter, the Shares under this Option will vest annually at a rate of 20 percent (20%) per year. All of the Shares shall be fully vested on the fourth anniversary of the Vesting Start Date as shown on the cover sheet. No additional Shares will vest after your Service has terminated for any reason. "Service" means your service as employee, consultant or advisor of the Company or an affiliated company.

                    Notwithstanding of the vesting schedule set forth above, in the event of a Change in Control of the Company during the period you remain in Service, all of the Shares which are unvested as of the effective date of such Change in Control shall immediately become vested. For the purposes hereof, a "Change in Control" shall have the meaning set forth in Section 2(b) of the Plan.

Term This Option will expire in any event at the close of business at Company headquarters on the tenth anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Service terminates, as described below.)

Regular             If your Service terminates for any reason except death,
Termination         Total and Permanent Disability, or for cause then this
                    Option will expire at the close of business at Company headquarters on the 90th day after your termination date. During that 90-day period you may exercise the vested portion of this Option.

Termination for     If your Service terminates for cause, as determined by the
Cause               Committee, then this Option will expire upon your
                    termination of Service.

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Death               In the event of your death while in Service, then this
                    Option will expire at the close of business at Company headquarters on the date which is one year after the date of death. During that one-year period, your estate or heirs may exercise the vested portion of this Option.

Total and           If your Service terminates because of your Total
Permanent           and Permanent Disability, then this Option will expire
Disability          at the close of business at Company headquarters on the
                    date which is one year after your termination date. During that one-year period you may exercise the vested portion of this Option.

                    "Total and Permanent Disability" means that you are unable to work as determined in accordance with the Company's Long Term Disability Plan.

Leaves of Absence   For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law.
                    However, for purposes of determining whether this Option is entitled to ISO status, your Service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

                    The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Restrictions on     The Company will not permit you to exercise this Option
Exercise            if the issuance of Shares at that time would violate any
                    law or regulation.

Notice of Exercise  When you wish to exercise this Option, you must notify the
                    Company by filing the proper "Notice of Exercise" form attached hereto. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                    If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

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Periods of          Any other provision of this Agreement notwithstanding,
Nonexercisability   the Company shall have the right to designate one or more
                    periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under applicable law, or facilitate the perfection of any exemption from the registration or qualification requirements under any applicable law for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

Form of Payment     When you submit your notice of exercise, you must include
                    payment of the Option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                    o Your personal check, a cashier's check or a money order.

                    o Shares which have already been owned by you for any time period specified by the Committee and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Option price.

Withholding Taxes   To the extent that any withholding or other taxes may be due as a result of the Option exercise or the sale of shares acquired upon exercise of this Option and the sale of the shares, you will not be allowed to exercise this Option unless you make acceptable arrangements to pay such withholding or other taxes.

Restrictions on     By signing this Agreement, you agree not to sell any
Resale              Option Shares at a time when applicable laws, regulations
                    or Company or underwriter trading policies prohibit a sale.
                    In connection with any underwritten public offering by the Company of its equity securities, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any Option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters.

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                    In order to enforce the provisions of this paragraph, the
                    Company may impose stop-transfer instructions with respect to the shares until the end of the applicable stand-off period.

Transfer of Option  Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will.

                    Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in this Option in any other way.

Retention Rights    Neither this Option nor this Agreement give you the right
                    to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights  You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for the Option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments         In the event of a stock split, a stock dividend or a
                    similar change in the Company stock, the number of Shares covered by this Option and the exercise price per share may be adjusted pursuant to the Plan. This Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law      This Agreement will be interpreted and enforced under the
                    laws of the State of California.

The Plan and Other  The text of the Plan is incorporated in this Agreement
Agreements          by reference. Certain capitalized terms used in this
                    Agreement are defined in the Plan.

                    This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

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     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

                                      -6-

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                       NOTICE OF EXERCISE OF STOCK OPTION


First Northern Community Bancorp
195 N. First Street
Dixon, CA 95620
Attn:  Corporate Secretary


     Re: Exercise of Stock Option to Purchase Shares of Company Stock
         ------------------------------------------------------------


Dear Sir or Madam:

     Pursuant to the Stock Option Agreement dated ________ ___, ____ (the "Stock Option Agreement"), between First Northern Community Bancorp, a California corporation (the "Company"), and the undersigned, I hereby elect to purchase _____________ shares of the common stock of the Company (the "Shares"), at the price of $__________ per Share. My check in the amount of $______________ is enclosed. The Shares are to be issued in _____ certificate(s) and registered in the name(s) of:

                           --------------------------

     The undersigned understands there may be tax consequences as a result of the purchase or disposition of the Shares. To the extent that an amount is required to be withheld for any taxes that may be due as a result of this exercise, I will comply with the Company's requirements with respect to the payment of such withholding. The undersigned represents that he has consulted with any tax consultants he deems advisable in connection with the purchase or disposition of the Shares and the Undersigned is not relying on the Company for any tax advice.

     The undersigned acknowledges that he has received, read and understood the Stock Option Agreement and agrees to abide by and be bound by their terms and conditions.


Dated:  ________________, 20___


                                    ------------------------------------------
                                                    (Signature)


                                    ------------------------------------------
                                                (Please Print Name)


                                    Social Security No.
                                                       -----------------------


                                    ------------------------------------------


                                    ------------------------------------------
                                                  (Full Address)

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